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                                                                    EXHIBIT 23.1


            Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-1 filed pursuant to Rule 462(b) of the Securities Act of 1933, as amended, of our report dated January 30, 2004, except for Note 9 as the which the date is March 1, 2004, on the consolidated financial statements of Pharmion Corporation included in the Registration Statement on Form S-1 (No. 333-116252) and related Prospectus of Pharmion Corporation. We also consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-1 (No. 333-116252).

                                                           /s/ ERNST & YOUNG LLP


Denver, Colorado
June 30, 2004